Exhibit 24

1st Constitution Bancorp

Power of Attorney

                       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert F. Mangano and Joseph M. Reardon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, dated August 16, 2012, or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Robert F. Mangano	President, Chief Executive Officer and Director (Principal Executive Officer)	August 16, 2012
Robert F. Mangano

/s/ Charles S. Crow, III	Chairman of the Board	August 16, 2012
Charles S. Crow, III

/s/ David C. Reed	Director	August 16, 2012
David C. Reed

/s/ William M. Rue	Director	August 16, 2012
William M. Rue

/s/ Frank E. Walsh, III	Director	August 16, 2012
Frank E. Walsh, III

/s/ John P. Costas	Director	August 16, 2012
John P. Costas

/s/ Joseph M. Reardon	Senior Vice President and Treasurer (Principal Accounting and Financial Officer)	August 16, 2012
Joseph M. Reardon